                                                                    EXHIBIT 10.5

Certified translation from the German language
----------------------------------------------

                                        COMMERZBANK (logo)
                                        Mannheim Branch



Ixys Corporation
3540 Bassett St.                        Mailing address
                                        ------------------
Santa Clara, California 95054           Postfach 10 06 62
USA                                     68006 Mannheim
                                        Office:
                                        -------
                                        P3, 1-3               Cable: COMMERZBANK
IXYS Semiconductor GmbH                 68161 mannheim        S.W.I.F.T.-Code
Edisonstr. 15                                                 COBADEFF670
68623 Lampertheim                       Phone (0621)171-0     Landeszentralbank
                                        Fax (0621)171-490     Giro Bank Code no.
                                        Telex 463259          670 400 31

Your ref.           Our ref.            Phone (ext.)          Date
                    AFK Kredit          0621/171-213          27 Feb 97
                    Worner/ms


Real Estate Financing


Gentlemen,

According to agreement and with reference to our "Standard-form Contract Conditions" we grant you as the joint and separate debtor an annuity loan in the amount of

                    DM 13,250,000.00

(in words: deutschmarks thirteen million two hundred and fifty thousand)

which is taken up by Ixys Corporation, Santa Clara, California.

We will hold you, as the joint and separate debtor, liable for any use of this loan by Ixys Corporation, Santa Clara, California, and we are not obliged to announce to you overdrafts and the state of account. Upon your request, however, we are prepared to inform you of the state of the loan account at any time.

As agreed upon, we grant the loan on the conditions as listed below:

period of loan: 12 years, however not later than 31 Oct 2009 interest rate: 5.40% annually, fixed till 30 Aug 2001

                                        COMMERZBANK (logo)
                                        Mannheim Branch

page -2- of letter dated 27 Feb 1997 to IXYS Corporation Santa Clara, California, USA
--------------------------------------------------------------------------------

Payment:        100%

Repayment:      At the beginning repayment will be appr. 4.95% plus saved
                interest. The sum of repayment of loan and interest (annuity) is to be paid in monthly constant instalments of DM 125,226.33 up to the end of the period of validity of the interest amount, for the first time on the last day of the month following the loan payment.

Premature       For interest rate adjustment on 30 Aug 2001 acc.
maturity:       to no. 2 of the "General Conditions for Commercial Loans".
                As per agreement we will charge your account 431/3600988/00 with the annuity instalments upon maturity.

Single service  0.5% of the loan amount, due upon payment of
charge:         loan.

Commitment      0.125% annually beginning 8 weeks upon counter-
commission:     signature of the loan contract.

We take as a security for the above loan and all other claims ensuing from our business relations with you:

- land charges of DM 13,250,000.00, to be registered on the company area of Ixys Semiconductor GmbH in Lampertheim.

Further details, especially with regards to the purpose of security, will resp. were agreed on during conclusion of the security contracts.

Creation of the register of deeds and entry of our land charges in first ranking resp. the conforming ranking attestation of the acting notary are prerequisites for payment of the loan. We have therefore prepared the certificates for land charge registration, the declaration re the purpose of the land charge and the ranking attestation, please have a notary of your choice supplement the documents and send them, with affixed signatures, back to us.

During the loan period it is agreed that

- in the annual balance of Ixys Semiconductor GmbH a minimum net worth quota (net worth x 100 : balance-sheet total) of 20% of the balance-sheet total has to be met. Net worth is defined as the total of subscribed capital, capital reserves, debt balance carried over and annual balance minus the claims on the owner.

                                        COMMERZBANK (logo)
                                        Mannheim Branch

page -3- of letter dated 27 Feb 1997 to IXYS Corporation Santa Clara, California, USA
--------------------------------------------------------------------------------

 -that the status re the owners of Ixys Semiconductor GmbH is not changed.

Should the net worth quota be under 20%, the part under 20% has to be provided with a full collateral which is acceptable to us, or the owner will alternatively make a cash deposit, so that the net worth quota of 20% is at least maintained.

If the above stipulated figure resp. obligation is not reached resp. kept, the bank will set a time limit to redeem this contract violation, if the redemption seems to be feasible for the short term. Else and upon unsuccessful expiry of the set time limit, the bank is entitled to call in the loan and to declare the existing balance due even without setting a time limit.

Any payment to be effected by the debtor under this contract has to be made to the bank without any deductions of taxes and duties ("taxes"). If the debtor, due to legal regulations in his home country, is obliged or committed to deduct taxes, he will have to bear the additional amounts, i.e. to put the bank in a condition as it would be in, if no tax deduction had been required.

As soon as possible, however not later than after 30 days, upon payment of taxes on the payments to be made under this contract, the debtor will prove to the bank, by submitting a bill of taxes, that he duly paid the taxes to the competent authority.

With reference to the regulations of the law re loan business you are requested to keep us informed about the respective economic situation and especially forward your annual balance upon its completion as well as quarterly business evaluations on the respectively last day of each quarter. Subject to regulations of the Federal Credit Control Board we have to reserve the right to call in loans if the debtor does not comply with his duty to disclose. This does not affect the bank's rights to call in loans which are derived from the "Standard-form Contract Conditions" or other agreements.

Enclosed you find our "Standard-form Contract Conditions" as well as our "General Conditions for Commercial Loans" which form an essential part of the loan contract and which are in force complementarily.

Please confirm your consent to the contents of this letter and receipt of the "Standard-form Contract Conditions" as well as the "General Conditions for Commercial Loans" by legally binding signature(s) and return of enclosed copy.

                                        COMMERZBANK (logo)
                                        Mannheim Branch

page -4- of letter dated 27 Feb 1997 to IXYS Corporation Santa Clara, California, USA
--------------------------------------------------------------------------------

We are pleased to be able to support you in your financial arrangements, and we hope to transact business appreciated by both parties.

Sincerely,

C O M M E R Z B A N K
Aktiengesellschaft
Mannheim Branch
signature: illegible

We express our agreement to all parts of the above letter. Simultaneously we confirm receipt of your "Standard-form Contract Conditions" as well as the "General Conditions for Commercial Loans".


 .......................         ...........................
place/date                      stamp/signature(s)
                                Ixys Corporation

We have taken note of the letter of confirmation of loan to Ixys Corporation Santa Clara, California, dated 27 Feb 1997, which was forwarded to us.

We accept joint and separate liability for your claims for the loan, also if they exceed the amount of the loan.

We declare our agreement that any of your legal actions with respect to the debtor re the account, especially letters of reminder and of terminations, also to us, will be valid without further explanation.

We waive the right to being forwarded bank statements of the joint and separate debtor's account.

 .......................         ...........................
place/date                      stamp/signature(s)
                                Ixys Semiconductor GmbH

Translator's note:
On page 2 part of a sentence of the original text was deleted and initialed.

________________________________________________________________________________
This is to certify that the above is a true and correct translation of the uncertified photocopied original text in German language.
Lampertheim, 10 March 1997


[SIGNATURE ILLEGIBLE]

Allgem. vereidigte Dolm. u. Ubersetzerin
 der engl. Sprache f. Gerichte u. Notare
               im Lande Hessen

                                                                     COMMERZBANK


GENERAL
BUSINESS CONDITIONS


     THE PRESENT TRANSLATION IS FURNISHED FOR THE CUSTOMER'S CONVENIENCE ONLY. THE ORIGINAL GERMAN TEXT OF THE GENERAL BUSINESS CONDITIONS IS BINDING IN ALL RESPECTS. IN THE EVENT OF ANY DIVERGENCE BETWEEN THE ENGLISH AND THE GERMAN TEXTS, CONSTRUCTIONS, MEANINGS, OR INTERPRETATIONS, THE GERMAN TEXT, CONSTRUCTION, MEANING OR INTERPRETATION SHALL GOVERN EXCLUSIVELY.

---------------------------------------
BASIC RULES GOVERNING THE RELATIONSHIP
BETWEEN THE CUSTOMER AND THE BANK
---------------------------------------

1. SCOPE OF APPLICATION AND AMENDMENTS OF THESE BUSINESS CONDITIONS AND THE SPECIAL CONDITIONS FOR PARTICULAR BUSINESS RELATIONS

     (1)  SCOPE OF APPLICATION

     The General Business Conditions govern the entire business relationship between the customer and the bank's domestic offices (hereinafter referred to as the "Bank"). In addition, particular business relations (such as securities transactions, query service, use of cheques, savings accounts) are governed by Special Conditions, which contain deviations from, or complements to, these General Business Conditions; they are agreed with the customer when the account is opened or an order is given. If the customer also maintains business relations with foreign offices, the Bank's lien (No. 14 of these Business Conditions) also secures the claims of such foreign offices.

     (2)  AMENDMENTS

     Any amendments of these Business Conditions and the Special Conditions will be notified to the customer in writing. They shall be deemed to have been approved unless the customer objects thereto in writing. Upon notification of such amendments, the Bank shall expressly draw the customer's attention to this consequence. The customer's objection must be dispatched to the Bank within one month from the notification of the amendments.

2.   BANKING SECRECY AND DISCLOSURE OF BANKING AFFAIRS

     (1)  BANKING SECRECY

     The Bank has the duty to maintain secrecy about any customer-related facts and evaluations of which it may have knowledge (banking secrecy). The Bank may only disclose information concerning the customer if it is legally required to do so or if the customer has consented thereto or if the Bank is authorized to disclose banking affairs.

     (2)  DISCLOSURE OF BANKING AFFAIRS

     Any disclosure of details of banking affairs comprises statements and comments of a general nature concerning the economic status, the creditworthiness and solvency of the customer; no information will be disclosed as to amounts of balances of accounts, of savings deposits, of securities deposits or of other assets entrusted to the Bank or as to amounts drawn under a credit facility.

     (3)  PREREQUISITES FOR THE DISCLOSURE OF BANKING AFFAIRS

     The Bank is entitled to disclose banking affairs concerning legal entities and on businesspersons registered in the Commercial Register, provided that the inquiry relates to their business activities. The Bank does not, however, disclose any information if it has received instructions to the contrary from the customer. Details of banking affairs concerning other persons, in particular private customers and associations, are disclosed by the Bank only if such persons have expressly agreed thereto, either generally or in an individual case, Details of banking affairs are disclosed only if the requesting party has substantiated its justified interest in the information requested and there is no reason to assume that the disclosure of such information would be contrary to the customer's legitimate concerns.

     (4)  RECIPIENTS OF DISCLOSED BANKING AFFAIRS

     The Bank discloses details of banking affairs only to its own customers as well as to other credit institutions for their own purposes or those of their customers.

3.   LIABILITY OF THE BANK; CONTRIBUTORY NEGLIGENCE OF THE CUSTOMER

     (1)  PRINCIPLES OF LIABILITY

     In performing its obligations, the Bank shall be liable for any negligence on the part of its staff and of those persons whom it may call in for the performance of its obligations. If the Special Conditions for particular business relations or other agreements contain provisions inconsistent herewith such provisions shall prevail. In the event that the customer has contributed to the occurrence of the loss of any own fault (e.g. by violating the duties to cooperate as mentioned in No. 11 of these Business Conditions), the principles of contributory negligence shall determine the extent to which the Bank and the customer shall have to bear the loss.

     (2)  ORDERS PASSED ON TO THIRD PARTIES

     If the contents of an order are such that the Bank typically entrusts a third party with its further execution, the Bank performs the order by passing it on to the third party in its own name (order passed on to a third party). This applies, for example, to obtaining information on banking affairs from other credit institutions or to the custody and administration of securities in other countries. In such cases the liability of the Bank shall be limited to the careful selection and instruction of the third party.

     (3)  DISTURBANCE OF BUSINESS

     The Bank shall not be liable for any losses caused by force majeure, riot, war or natural events or due to other occurrences for which the Bank is not responsible (e.g. strike, lock-out, traffic hold-ups, administrative acts of domestic or foreign high authorities).

4.   SET-OFF LIMITATIONS ON THE PART OF THE CUSTOMER

     The customer may only set off claims against those of the Bank if the customer's claims are undisputed or have been confirmed by a final court decision.

5.   RIGHT OF DISPOSAL UPON THE DEATH OF THE CUSTOMER

     Upon the death of the customer, the Bank may, in order to clarify the right of disposal, demand the production of a certificate of inheritance, a certificate of executorship or further documents required for such purpose; any documents in a foreign language must, if the Bank so requests, be submitted in a German translation. The Bank may waive the production of a certificate of inheritance or a certificate of executorship if an official or certified copy of the testamentary disposition (last will or contract of inheritance) together with the relevant record of probate proceedings is presented. The Bank may consider any person designated therein as heir or executor as the entitled person, allow this person to dispose of any assets and, in particular, make payment or delivery to this person, thereby discharging its obligations. This shall not apply if the Bank is aware that the person designated therein is not entitled to dispose (e.g. following challenge or invalidity of the will) or if this has not come to the knowledge of the Bank due to its own negligence.

6. APPLICABLE LAW AND PLACE OF JURISDICTION FOR CUSTOMERS WHO ARE BUSINESSPERSONS OR PUBLIC-LAW ENTITIES

     (1) APPLICABILITY OF GERMAN LAW

     German law shall apply to the business relationship between the customer and the Bank.

     (2) PLACE OF JURISDICTION FOR DOMESTIC CUSTOMERS

     If the customer is a businessperson other than a "Minderkaufmann" (small trader) and if the business relation in dispute is attributable to the conducting of such businessperson's trade, the Bank may sue such customer before the court having jurisdiction for the bank office keeping the account or before any other competent court; the same applies to legal entities under public law and separate funds under public law. The Bank itself may be sued by such customers only before the court having jurisdiction for the bank office keeping the account.

     (3) PLACE OF JURISDICTION FOR FOREIGN CUSTOMERS

     The agreement upon the place of jurisdiction shall also apply to customers who conduct a comparable trade or business abroad and to foreign institutions which are comparable with domestic legal entities under public law or a domestic separate fund under public law.


KEEPING OF ACCOUNTS

7.   PERIODIC BALANCE STATEMENTS

     (1) ISSUE OF PERIODIC BALANCE STATEMENTS

     Unless otherwise agreed upon, the Bank Issues a periodic balance statement for a current account at the end of each calendar quarter, thereby clearing the claims accrued by both parties during this period (including interest and charges imposed by the Bank). The Bank may charge interest on the balance arising therefrom in accordance with No. 12 of these Business Conditions or any other agreements entered into with the customer.

     (2) TIME ALLOWED FOR OBJECTIONS; APPROVAL BY SILENCE

     Any objections a customer may have concerning the incorrectness or incompleteness of a periodic balance statement must be raised not later than within one month following its receipt; if the objections are made in writing, it is sufficient to dispatch these within the period of one month. Failure to make objections in due time will be considered approval. When issuing the periodic balance statement, the Bank will expressly draw the customer's attention to this consequence. The customer may demand a correction of the periodic balance statement even after expiry of this period, but must then prove that the account was either wrongly debited or mistakenly not credited.

8.   REVERSE ENTRIES AND CORRECTION ENTRIES MADE BY THE BANK

     (1) PRIOR TO ISSUING A PERIODIC BALANCE STATEMENT

     Incorrect credit entries on current accounts (e.g. due to a wrong account number) may be reversed by the Bank through a debit entry prior to the issue of the next periodic balance statement to the extent that the Bank has a repayment claim against the customer; in this case, the customer may not object to the debit entry on the grounds that a disposal of an amount equivalent to the credit entry had already been made (reverse entry).

     (2) AFTER ISSUING A PERIODIC BALANCE STATEMENT

     If the Bank ascertains an incorrect credit entry after a periodic balance statement has been issued and if the Bank has a repayment claim against the customer, it will debit the account of the customer with the amount of its claim (correction entry). If the customer objects to the correction entry, the Bank will re-credit the account with the amount in dispute and assert its repayment claim separately.

     (3) NOTIFICATION TO THE CUSTOMER; CALCULATION OF INTEREST

     The Bank will immediately notify the customer of any reverse entries and correction entries made. With respect to the calculation of interest, the Bank shall effect the entries retroactively as of the day on which the incorrect entry was made.

9.   COLLECTION ORDERS

     (1) CONDITIONAL CREDIT ENTRIES EFFECTED UPON PRESENTATION OF DOCUMENTS

     If the Bank credits the countervalue of cheques and direct debits prior to their payment, this is done on condition of payment, even if these items are payable at the Bank itself. If the customer surrenders other items, instructing the Bank to collect an amount due from a debtor (e.g. interest coupons), and if the Bank effects a credit entry for such amount, this is done under the reserve that the Bank will obtain the amount. This reserve shall also apply if the items are payable at the Bank itself. If cheques or direct debits are not paid or if the Bank does not obtain the amount under the collection order, the Bank will cancel the conditional credit entry regardless of whether or not a periodic balance statement has been issued in the meantime.

     (2) PAYMENT OF DIRECT DEBITS AND OF CHEQUES MADE OUT BY THE CUSTOMER

     Direct debits and cheques are paid if the debit entry has not been cancelled prior to the end of the second bank working day after it was made. Cheques payable in cash are deemed to have been paid once their amount has been paid to the presenting party. Cheques are also deemed to have been paid as soon as the Bank dispatches an advice of payment. Direct debits and cheques presented through the clearing office of a "Landeszentralbank" are paid if they are not returned to the clearing office by the time stipulated by the Landeszentralbank.

10.  RISKS INHERENT IN FOREIGN CURRENCY ACCOUNTS AND TRANSACTIONS

     (1) EXECUTION OF ORDERS RELATING TO FOREIGN CURRENCY ACCOUNTS

     Foreign currency accounts of the customer serve to effect the cashless settlement of payments to and disposals by the customer in foreign currency. Disposals of credit balances on foreign currency accounts (e.g. by means of transfer orders to the debit of the foreign currency credit balance) are settled through or by banks in the home country of the currency unless the Bank executes them entirely within its own organisation.

     (2) CREDIT ENTRIES FOR FOREIGN CURRENCY TRANSACTIONS WITH THE CUSTOMER

     If the Bank concludes a transaction with the customer (e.g. a forward exchange transaction) under which it owes the provision of an amount in a foreign currency, it will discharge its foreign currency obligation by crediting the account of the customer in the respective currency, unless otherwise agreed upon.

     (3) TEMPORARY LIMITATION OF PERFORMANCE BY THE BANK

     The Bank's duty to execute a disposal order to the debit of a foreign currency credit balance (paragraph 1) or to discharge a foreign currency obligation (paragraph 2) shall be suspended to the extent that and for as long as the Bank cannot or can only restrictedly dispose of the currency in which the foreign currency credit balance or the obligation is denominated, due to political measures or events in the country of the respective currency. To the extent that and for as long as such measures or events persist, the Bank is not obligated either to perform at some other place outside the country of the respective currency, in some other currency (including Deutsche Mark) or by providing cash. However, the Bank's duty to execute a disposal order to the debit of a foreign currency credit balance shall not be suspended if the Bank can execute it entirely within its own organisation. The right of the customer and of the Bank to set off mutual claims due in the same currency against each other shall not be affected by the above provisions.


DUTIES OF THE CUSTOMER TO COOPERATE

11.  DUTIES OF THE CUSTOMER TO COOPERATE

     (1) CHANGE IN THE CUSTOMER'S NAME, ADDRESS OR POWERS OF REPRESENTATION TOWARDS THE BANK

     A proper settlement of business requires that the customer notify the Bank without delay of any changes in the customer's name and address, as well as the termination of, or amendment to, any powers of representation towards the Bank conferred to any person (in particular, a power of attorney). This notification duty also exists where the powers of representation are recorded in a public register (e.g. the Commercial

     Register) and any termination thereof or any amendments thereto are entered in that register.

     (2)  CLARITY OF ORDERS

     Orders of any kind must unequivocally show their contents. Orders that are not clearly worded may lead to queries, which may result in delays. In particular, when giving orders to credit an account (e.g. transfer orders), the customer must ensure the correctness and completeness of the name of the payee, as well as of the account number and the bank code number stated. Amendments, confirmations or repetitions of orders must be designated as such.

     (3)  SPECIAL REFERENCE TO URGENCY IN CONNECTION WITH THE EXECUTION OF AN
          ORDER

     If the customer feels that an order requires particularly prompt execution (e.g. because a money transfer must be credited to the payees's account by a certain date), the customer shall notify the Bank of this fact separately. For orders given on a printed form, this must be done separately from the form.

     (4)  EXAMINATION OF, AND OBJECTIONS TO, NOTIFICATION RECEIVED FROM THE BANK

     The customer must immediately examine statements of account, security transaction statements, statements of securities and of investment income, other statements, advices of execution of orders, as well as information on expected payments and consignments (advices) as to their correctness and completeness and immediately raise any objections relating thereto.

     (5)  NOTICE TO THE BANK IN CASE OF NON-RECEIPT OF STATEMENTS

     The customer must notify the Bank immediately if periodic balance statements and securities statements are not received. The duty to notify the Bank also exists if other advices expected by the customer (e.g. security transaction statements, statements of account after execution of customer orders or payments expected by the customer) are not received.

COST OF BANK SERVICES

12.  INTEREST, CHARGES AND OUT-OF-POCKET EXPENSES

     (1)  INTEREST AND CHARGES IN PRIVATE BANKING

     Interest and charges for loans and services customary in private banking are set out in the "Price Display - Standard rates for private banking" (Preisaushang) and, in addition, in the "Price List" (Preisverzeichnis). If a customer makes use of a loan or service listed therein and unless otherwise agreed between the Bank and the customer, the interest and charges stated in the then valid Price Display or Price List are applicable. For any services not stated therein which are provided following the instructions of the customer, or which are believed to be in the interests of the customer and which can, in the given circumstances, only be expected to be provided against remuneration, the Bank may at its reasonable discretion determine the charges (Section 315 of the German Civil Code - Burgerliches Gesetzbuch).

     (2)  INTEREST AND CHARGES OTHER THAN FOR PRIVATE BANKING

     The amount of interest and charges other than for private banking shall in the absence of any other agreement, be determined by the Bank at its reasonable discretion (Section 315 of the German Civil Code).

     (3)  CHANGES IN INTEREST AND CHARGES

     In the case of variable interest rate loans, the interest rate will be adjusted in accordance with the terms of the respective loan agreement.

     (4) CUSTOMER'S RIGHT OF TERMINATION IN CASE OF CHANGES IN INTEREST AND CHARGES

     Interest adjustments and changes in charges according to paragraph 3 will be notified to the customer by the Bank. If charges are increased, the customer may, unless otherwise agreed, terminate with immediate effect the business relationship affected thereby within one month from the notification of the change. If the customer terminates the business relationship, any such increased interest and charges shall not be applied to the terminated business relationship. The Bank will allow an adequate period of time for the settlement.

     (5)  OUT-OF-POCKET EXPENSES

     The customer shall bear all out-of-pocket expenses which are incurred when the Bank carries out the instructions or acts in the presumed interests of the customer (in particular, telephone costs, postage) or when credit security is furnished, administered, released or realised (in particular, notarial fees, storage charges, cost of guarding items serving as collateral).

     (6)  PECULIARITIES RELATING TO CONSUMER LOANS

     The interest and costs (charges, out-of-pocket expenses) for those loan agreements which require the written form pursuant to Section 4 of the Consumer Credit Act (Verbraucherkreditgesetz) are determined by the provisions of such contract documentation. If an interest rate is not stated therein, the legal interest rate shall apply; costs not stated therein are not owed (Section 6 (2) of the Consumer Credit Act). For overdraft credits pursuant to Section 5 of the Consumer Credit Act, the interest rate shall be determined by the Price Display and the information provided by the Bank to the customer.

SECURITY FOR THE BANK'S CLAIMS AGAINST THE CUSTOMER

13.  PROVIDING OR INCREASING OF SECURITY

     (1)  RIGHT OF THE BANK TO REQUEST SECURITY

     The Bank may demand that the customer provide the usual forms of security for any claims that may arise from the banking relationship, even if such claims are conditional (e.g. indemnity for amounts paid under a guarantee issued on behalf of the customer). If the customer has assumed a liability for another customer's obligations towards the Bank (e.g. as a surety), the Bank is, however, not entitled to demand that security be provided or increased for the debt resulting from such liability incurred before the maturity of the debt.

     (2)  CHANGES IN THE RISK

     If the Bank, upon the creation of claims against the customer, has initially dispensed wholly or partly with demanding that security be provided or increased, it may nonetheless make such a demand at a later time, provided, however, that circumstances occur or become known which justify a higher risk assessment of the claims against the customer. This may, in particular, be the case if
     - the economic status of the customer has changed or threatens to change in a negative manner or
     - the value of the existing security has deteriorated or threatens to deteriorate.
     The Bank has no right to demand security if it has been expressly agreed that the customer either does not have to provide any security or must only provide that security which has been specified. For loans subject to the Consumer Credit Act, the Bank is entitled to demand that security be provided or increased only to the extent that such security is mentioned in the loan agreement; when, however, the net loan amount exceeds DM 100,000,__, the Bank may demand that security be provided or increased even if the loan agreement does not contain any or any exhaustive indications as to security.

     (3)  SETTING A TIME PERIOD FOR PROVIDING OR INCREASING SECURITY

     The Bank will allow adequate time to provide or increase security. If the Bank intends to make use of its right of termination without notice according to No. 19 (3) of these Business Conditions, should the customer fail to comply with the obligation to provide or increase security within such time period, it will draw the customer's attention to this consequence before doing so.

14.  LIEN IN FAVOUR OF THE BANK

     (1)  AGREEMENT ON THE LIEN

     The customer and the Bank agree that the Bank acquires a lien on the securities and chattels which, within the scope of banking business, have come or may come into the possession of a domestic office of the Bank. The Bank also acquires a lien on any claims which the customer has or may in future have against the Bank arising from the banking relationship (e.g. credit balances).

     (2)  SECURED CLAIMS

     The lien serves to secure all existing, future and contingent claims arising from the banking relationship which the Bank with all its domestic and foreign offices is entitled to against the customer. If the customer has assumed a liability for another customer's obligation towards the Bank (e.g. as a surety), the lien shall not secure the debt resulting from the liability incurred before the maturity of the debt.

     (3)  EXEMPTIONS FROM THE LIEN

     If funds or other assets come into the power of disposal of the Bank under the reserve that they may only be used for a specified purpose (e.g. deposit of cash for payment of a bill of exchange), the Bank's lien does not extend to these assets. The same applies to shares issued by the Bank itself (own shares) and to securities which the Bank keeps in safe custody abroad for the customer's account. Moreover, the lien extends neither to the profit-participation rights/profit-participation certificates (GenuBrechte/GenuBscheine) issued by the Bank itself nor to the Bank's subordinated obligations confirmed by document or unconfirmed.

     (4) INTEREST AND DIVIDEND COUPONS

     If securities are subject to the Bank's lien, the customer is not entitled to demand the delivery of the interest and dividend coupons pertaining to such securities.


15.  SECURITY INTERESTS IN ITEMS FOR COLLECTION AND DISCOUNTED BILLS OF EXCHANGE

     (1) TRANSFER OF OWNERSHIP BY WAY OF SECURITY

     The Bank acquires ownership by way of security of any cheques and bills of exchange deposited for collection at the time such items are deposited. The Bank acquires absolute ownership of discounted bills of exchange at the time of the purchase of such items; if it re-debits discounted bills of exchange to the account, it retains the ownership by way of security in such bills of exchange.

     (2) ASSIGNMENT BY WAY OF SECURITY

     The claims underlying the cheques and bills of exchange shall pass to the Bank simultaneously with the acquisition of ownership in the cheques and bills of exchange; the claims also pass to the Bank if other items are deposited for collection (e.g. direct debits, documents of commercial trading).

     (3) SPECIAL-PURPOSE ITEMS FOR COLLECTION

     If items for collection are deposited with the Bank under the reserve that their countervalue may only be used for a specified purpose, the transfer or assignment of ownership by way of security does not extend to these items.

     (4) SECURED CLAIMS OF THE BANK

     The ownership transferred or assigned by way of security serves to secure any claims which the Bank may be entitled to against the customer arising from the customer's current account when items are deposited for collection or arising as a consequence of the re-debiting of unpaid items for collection or discounted bills of exchange. Upon request of the customer, the Bank retransfers to the customer the ownership by way of security of such items and of the claims that have passed to it if it does not, at the time of such request, have any claims against the customer that need to be secured or if it does not permit the customer to dispose of the countervalue of such items prior to their final payment.


16.  LIMITATION OF THE CLAIM TO SECURITY AND OBLIGATION TO RELEASE

     (1) COVER LIMIT

     The Bank may demand that security be provided or increased until the realisable value of all security corresponds to the total amount of all claims arising from the banking business relationship (cover limit).

     (2) RELEASE

     If the realisable value of all security exceeds the cover limit on a more than temporary basis, the Bank shall, at the customer's request, release security items as it may choose in the amount exceeding the cover limit; when selecting the security items to be released, the Bank will take into account the legitimate concerns of the customer or of any third party having provided security for the customer's obligations. To this extent, the Bank is also obliged to execute orders of the customer relating to the items subject to the lien (e.g. sale of securities, repayment of savings deposits).

     (3) SPECIAL AGREEMENTS

     If for a specific security item assessment criteria other than the realisable value, another cover limit or another limit for the release of security have been agreed, these other criteria or limits shall apply.


17.  REALISATION OF SECURITY

     (1) OPTION OF THE BANK

     In case of realisation, the Bank may choose between several security items. When realising security and selecting the items to be realised, the Bank will take into account the legitimate concerns of the customer and any third party who may have provided security for the obligations of the customer.

     (2) CREDIT ENTRY FOR PROCEEDS UNDER TURNOVER TAX LAW

     If the transaction of realisation is subject to turnover tax, the Bank will provide the customer with a credit entry for the proceeds, such entry being deemed to serve as invoice for the supply of the item given as security and meeting the requirements of turnover tax law (Umsatzsteuerrecht).


TERMINATION


18.  TERMINATION RIGHTS OF THE CUSTOMER

     (1) RIGHT OF TERMINATION AT ANY TIME

     Unless the Bank and the customer have otherwise agreed to a term of a termination provision, the customer may at any time, without notice, terminate the business relationship as a whole or particular business relationship (e.g. the use of cheques).

     (2) TERMINATION FOR REASONABLE CAUSE

     If the Bank and the customer have agreed on a term or a contrary termination provision for a particular business relationship, such relationship may only be terminated without notice if there is reasonable cause therefor which makes it unacceptable to the customer to continue the business relationship, after having given due consideration to the legitimate concerns of the Bank.


19.  TERMINATION RIGHTS OF THE BANK

     (1) TERMINATION UPON NOTICE

     Upon observing an adequate notice period, the Bank may at any time terminate the business relationship as a whole or particular relationships for which neither a term nor a diverging termination provision has been agreed (e.g. the chequing agreement authorizing the use of the cheque card and cheque forms). In determining the notice period, the Bank will take into account the legitimate concerns of the customer. The minimum termination notice for the keeping of current accounts and securities accounts is one month.

     (2) TERMINATION OF LOANS WITH NO FIXED TERM

     Loans and loan commitments for which neither a fixed term nor a diverging termination provision has been agreed may be terminated at any time by the Bank without notice. When exercising this right of termination, the Bank will give due consideration to the legitimate concerns of the customer.

     (3) TERMINATION FOR REASONABLE CAUSE WITHOUT NOTICE

     Termination of the business relationship as a whole or of particular relationships without notice is permitted if there is reasonable cause which makes it unacceptable to the Bank to continue the business relationship, after having given due consideration to the legitimate concerns of the customer. Such cause is given in particular if the customer has made incorrect statements as to the customer's financial status, provided such statements were of significant importance for the Bank's decision concerning the granting of credit or other operations involving risks for the Bank (e.g. the delivery of the cheque card), or if a substantial deterioration occurs or threatens to occur in the customer's financial status, jeopardizing the discharge of obligations towards the Bank. The Bank may also terminate the business relationship without notice if the customer fails to comply, within the required time period allowed by the Bank, with the obligation to provide or increase security according to No. 13(2) of these Business Conditions or to the provisions of some other agreement.

     (4) TERMINATION OF CONSUMER LOANS IN THE EVENT OF DEFAULT

     Where the Consumer Credit Act contains specific provisions for the termination of a consumer loan subsequent to a payment default, the Bank may only terminate the business relationship as provided therein.

     (5) SETTLEMENT FOLLOWING TERMINATION

     The Bank shall allow the customer a reasonable time period for the settlement, in particular for the repayment of a loan, unless it is necessary to attend immediately thereto (e.g. the return of the cheque forms in the event of termination of a chequing agreement).


PROTECTION OF DEPOSITS

20.  DEPOSIT PROTECTION FUND

     The Bank is a member of the Deposit Protection Fund of the Association of German Banks (Einlagensicherungsfonds des Bundesverbandes deutscher Banken e.V.) (hereinafter referred to as "Deposit Protection Fund"). To the extent that the Deposit Protection Fund or its mandatory makes payments to a customer, the respective amount of the customer's claims against the Bank is transferred simultaneously to the Deposit Protection Fund. The same applies if in the absence of instructions from the customer the Deposit Protection Fund makes payments into an account which is opened in favour of the customer at another bank. The Bank shall be entitled to disclose to the Deposit Protection Fund or to its mandatory all relevant information and to place necessary documents of their disposal.

     We hereby declare our consent with your General Business Conditions.

     March 7, 1997  /s/ ARNOLD P. AGBAYANI                ARNOLD P. AGBAYANI
                                                           IXYS CORPORATION
                                                           3540 BASSETT ST.
                                                         SANTA CLARA, CA 95054